SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2015

MADISON COUNTY FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35679	46-0658311
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

111 West Third Street, Madison, Nebraska	68748
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (402) 454-6511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Merger Agreement with Winside Bancshares Incorporated

On May 12, 2015, Madison County Financial, Inc. (“MCFI”), the parent company of Madison County Bank, entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which MCFI will acquire Winside Bancshares Incorporated (“Winside Bancshares”), the parent company of Winside State Bank, a Nebraska-chartered bank, with its sole banking office located in Winside, Nebraska.  The acquisition will be effected by the merger of Winside Bancshares with and into MCFI, with MCFI as the surviving entity (the “Merger”).  Immediately following the effective time of the Merger, Winside State Bank will be merged with and into Madison County Bank with Madison County Bank as the surviving entity, and Winside State Bank’s office will become a branch office of Madison County Bank.

At the effective time of the Merger, each share of common stock of Winside Bancshares will be converted into the right to receive 143.61 shares of common stock of MCFI, with cash paid in lieu of fractional shares.  Based upon the 1,370 outstanding shares of Winside Bancshares, at the effective time of the Merger, MCFI will issue 196,745 shares of its common stock for 100% of the common stock of Winside Bancshares.  Based upon the average closing price of MCFI common stock for the 20 trading days ended on May 8, 2015 ($21.76), the transaction was valued at $4.28 million in the aggregate.  The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.

As of March 31, 2015, Winside Bancshares had approximately $26.6 million of total assets and $19.5 million of total deposits.  Based on March 31, 2015 financial information, the combined institution would have approximately $332.9 million of total assets and $245.0 million of deposits.

At March 31, 2015, Winside Bancshares had approximately $5.0 million of stockholders’ equity. Pursuant to the Merger Agreement, immediately prior to the effective date of the Merger, Winside Bancshares will distribute to its shareholders a cash dividend in an amount such that the balance of the stockholders’ equity of Winside Bancshares at the effective time of the Merger will be $2.886 million.

Winside Bancshares is closely held by three shareholders: David J. Warnemunde, President and Chief Executive Officer of MCFI and Madison County Bank; David D. Warnemunde, a director of MCFI and Madison County Bank and the father of David J. Warnemunde; and Nancy Warnemunde, the spouse of David D. Warnemunde and the mother of David J. Warnemunde. The shareholders of Winside Bancshares have approved the transaction.  The transaction does not require the approval of MCFI shareholders.

The Merger Agreement was unanimously approved by the board of directors of Winside Bancshares. The Merger Agreement was also unanimously approved by the disinterested and independent directors of MCFI and Madison County Bank, who constituted a majority of the board of directors.  A fairness opinion with respect to the consideration being paid by MCFI in the Merger was received from FinPro Capital Advisors, Inc., an independent third-party firm.

The Merger Agreement includes customary representations, warranties and covenants of Winside Bancshares and MCFI made to each other as of specific dates.  The representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about Winside Bancshares or MCFI.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Winside Bancshares and MCFI rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement.  Both Winside Bancshares and MCFI have agreed to operate their respective businesses in the ordinary course consistent with past practice until the closing of the Merger and not to engage in certain kinds of transactions during such period (without the prior written consent of the other party).

The transaction is subject to customary closing conditions, including the approvals or non-objections of applicable banking regulatory authorities.  Additionally, consummation of the transaction is conditioned upon the consummation of the acquisition by MCFI of the Insurance Agency, as defined and described below.

It is anticipated that the Merger will close in the fourth quarter of 2015.

Stock Purchase Agreement with Warnemunde Insurance & Real Estate Agency, Inc.

On May 12, 2015, MCFI also entered into a Stock Purchase Agreement (the “Agency Acquisition Agreement”) pursuant to which MCFI will acquire 100% of the outstanding common stock (the “Agency Acquisition”) of Warnemunde Insurance & Real Estate Agency, Inc., a licensed insurance agency engaged in the business of property and casualty and life insurance with its office located in the banking office of Winside State Bank (the “Agency”).

The Agency is not a subsidiary of either Winside Bancshares or Winside State Bank.  The Agency is owned by David D. Warnemunde and Nancy Warnemunde.  At the effective time of the Agency Acquisition it is expected that that MCFI will contribute the stock of the Agency to Madison County Bank so that the Agency becomes a wholly owned subsidiary of Madison County Bank.

At the effective time of the Agency Acquisition, each share of common stock of the Agency will be converted into the right to receive 344.67 shares of MCFI.  Based upon the 100 outstanding shares of the Agency, at the effective time of the Agency Acquisition, MCFI will issue 34,467 shares of its common stock for 100% of the common stock of the Agency.  Based upon the average closing price of MCFI common stock for the 20 trading days ended on May 8, 2015 ($21.76), the transaction was valued at $750,000 in the aggregate.

The shareholders of the Agency have approved the transaction.  The Agency Acquisition does not require approval of MCFI shareholders.

The Agency Acquisition was unanimously approved by the board of directors of the Agency. The Agency Acquisition Agreement was also unanimously approved by the disinterested and independent directors of MCFI and Madison County Bank, who constituted a majority of the board of directors.  A fairness opinion with respect to the consideration being paid by MCFI in the Agency Acquisition was received from FinPro Capital Advisors, Inc.

The Agency Acquisition Agreement includes customary representations, warranties and covenants of the Agency and MCFI made to each other as of specific dates.  The representations and warranties were made solely for purposes of the Agency Acquisition Agreement and are not intended to provide factual, business, or financial information about the Agency or MCFI.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between the Agency and MCFI rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Agency Acquisition Agreement that were made to the other party in connection with the negotiation of the Agency Acquisition Agreement and generally were solely for the benefit of the parties to the Agency Acquisition Agreement.  The Agency has agreed to operate its business in the ordinary course consistent with past practice until the closing of the Agency Acquisition.

The Agency Acquisition is subject to customary closing conditions, including the approvals or non-objections of applicable banking regulatory authorities.  Additionally, MCFI may choose to terminate the Agency Acquisition if prior to or on the effective date, MCFI has not consummated the Merger.

It is anticipated the Agency Acquisition will close in the fourth quarter of 2015.

The foregoing descriptions of the Merger Agreement and the Agency Acquisition Agreement are included to provide you with information regarding their terms and do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Agency Acquisition Agreement, which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, and are incorporated into this report by reference.

This Current Report on Form 8-K contains certain forward-looking statements which are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact MCFI’s and Madison County Bank’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive governmental, regulatory and technological factors affecting the MCFI’s and Madison County Bank’s operations, pricing, products and services.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 12, 2015 by and between Madison County Financial, Inc. and Winside Bancshares Incorporated

Exhibit 2.2
Stock Purchase Agreement, dated as of May 12, 2015 by and between Madison County Financial, Inc., Madison County Bank and Warnemunde Insurance and Real Estate Agency and David D. Warnemunde and Nancy Warnemunde

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MADISON COUNTY FINANCIAL, INC.
DATE: May 13, 2015	By:	/s/ Daniel A. Fullner Daniel A. Fullner Senior Vice President and General Counsel